Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275502, 333-119559, 333-129669, 333-150753, 333-159042, 333-173923, 333-181763, and 333-197950 on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of Innoviva, Inc. and the effectiveness of Innoviva, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Jose, California

February 26, 2025